Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Calamos ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	99-2036587
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, of Calamos S&P 500 Structured Alt Protection ETF – July	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--☐

Securities Act registration statement file number to which this form relates: 333-191151

Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest (the “Shares”), of the Calamos S&P 500 Structured Alt Protection ETF – July (the “Fund”), a series of the Calamos ETF Trust (the “Registrant”). A description of the Shares is contained in the Fund’s prospectus, which is a part of Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (Registration Nos. 333-191151 and 811-22887), filed with the Securities and Exchange Commission on April 22, 2024, the definitive materials filed pursuant to Rule 497 on June 14, 2024. Such description is incorporated by reference here. Any form of amendment or supplement to the prospectus that is subsequently filed with the SEC is hereby also incorporated by reference herein.

Item 2.	Exhibits

(1)	Amended and Restated Certificate of Trust of the Registrant dated January 13, 2023, incorporated by reference to Exhibit (a)(ii) to Post-Effective Amendment No.10 to Registrant’s Registration Statement on Form N-1A filed on January 23, 2023.

(2)	Second Amended and Restated Trust Instrument of the Registrant dated January 10, 2023, incorporated by reference to Exhibit (a)(iii) to Post-Effective Amendment No.10 to Registrant’s Registration Statement on Form N-1A filed on January 23, 2023.

(3)	By-laws of the Registrant dated December 16, 2022, incorporated by reference to Exhibit (b) to Post-Effective Amendment No.10 to Registrant’s Registration Statement on Form N-1A filed on January 23, 2023.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Calamos ETF Trust

By:	/s/ John P. Calamos, Sr.
John P. Calamos, Sr.
President

June 21, 2024